Exhibit 99.1

NEWS RELEASE DATED 4-18-2005

For Additional Information,
Contact Charles A. Caswell,
Chief Financial Officer
(704) 688-4473
or
Jan H. Hollar,
Director of Finance
(704) 688-4467

FOR IMMEDIATE RELEASE
April 18, 2005

First Charter Reports 11.6% Increase in First Quarter Net Income

First Quarter 2005 compared to First Quarter 2004

•	Net Income Rose 11.6% to $10.3 Million.

•	Home Equity and Consumer Loans Grew 15.3% and 14.4%, Respectively.

•	CHAMP Success Propelled Noninterest Demand Deposit Growth Near $50 Million or 14.1%.

•	Deposit and Insurance Fee Revenue Drove 7.8% Increase in Noninterest Income.

•	Solid Credit Quality Trends Continued — Net Charge-offs Fell to 21 Basis Points of Total Loans.

•	Quarterly Customer Satisfaction Survey Score Hit 85% “Very Satisfied” — Highest Score Since Measurement Began in 2001.

CHARLOTTE, North Carolina — First Charter Corporation (NASDAQ: FCTR) today reported that 2005 first quarter net income rose to $10.3 million from $9.2 million in the same quarter a year ago, representing a $1.1 million, or 11.6 percent increase. On a fully diluted per-share basis, net income increased to $0.34 from $0.31 a year ago. The stronger performance was driven, in part, by fee revenue growth, a continued focus on expense management and solid credit quality.

Return on average assets and return on average equity were 0.94 percent and 13.21 percent, respectively, for the first quarter of 2005 compared to 0.88 percent and 12.24 percent for the first quarter of 2004.

First quarter 2005 earnings included $1.0 million of one-time, pre-tax expenses associated with the previously reported separation agreement entered into with the Corporation’s former CFO in connection with his retirement from the Corporation.

“The performance of First Charter in the first quarter continues the earnings momentum achieved in 2004,” said Lawrence M. Kimbrough, President & CEO of First Charter Corporation. “We are

leveraging our Community Banking Model, which is based on acquiring new customers and deepening relationships with existing customers through exceptional service.”

“We are also excited about the continued growth in checking account balances, our best customer satisfaction scores to date, and the initial progress of our Raleigh market entry,” Kimbrough added. “Providing our clients with a consistently high level of service quality and convenience will continue to be the foundation for our future growth.”

Financial Highlights

	For the Three Months
	Ended March 31		Increase (Decrease)
(Dollars in thousands, except per share data)	2005	2004	Amount	Percentage
Earnings
Total revenues (1)	$46,388	$45,038	$1,350	3.00%
Net income	10,309	9,240	1,069	11.57
Diluted earnings per share	0.34	0.31	0.03	9.75

Financial Ratios
Return on average assets	0.94%	0.88%
Return on average equity	13.21	12.24
Efficiency-taxable equivalent ratio (2)	61.41	62.56

Average Balance Sheet
Loans, net	$2,551,876	$2,273,575	$278,301	12.24%
Total assets	4,439,768	4,210,401	229,366	5.45
Total deposits	2,629,795	2,436,673	193,122	7.93
Other borrowings	1,443,909	1,430,127	13,782	0.96
Shareholders’ equity	316,476	303,722	12,754	4.20

Asset Quality Ratios (3)
Past due loans over 30 days as a percentage of loans	0.51%	0.64%
Allowance for loan losses as a percentage of loans	1.02	1.13
Allowance for loan losses as a percentage of nonaccrual loans	296.09	217.28
Net charge-offs as a percentage of average loans-annualized (4)	0.21	0.41

(1)	Net interest income plus noninterest income.

(2)	Noninterest expense divided by the sum of taxable equivalent net interest income plus noninterest income less gains or losses on sale of securities.

(3)	Ratios exclude loans held for sale.

(4)	Excludes the reduction in the allowance for loan losses related to the sales of nonperforming and higher risk loans in the first quarter of 2004.

Solid Growth in Retail Lending

Total loans increased $424.3 million, or 18.6 percent, to $2.70 billion at March 31, 2005 as compared to $2.28 billion at March 31, 2004. Mortgage loans increased $294.4 million, of which $215.5 million was attributable to the purchase of adjustable rate mortgage (ARM) loans during the quarter. This purchase was executed under a previously disclosed strategy in which the sale of investment securities and portfolio cash flows would fund the ARM purchases. In addition, home equity loans increased $63.5 million, or 15.3 percent, consumer loans grew $39.0 million, or 14.4 percent, and commercial real estate loans increased $24.7 million, or 3.3 percent, compared to the first quarter of 2004.

A significant portion of the first quarter’s loan growth occurred in the second half of the quarter, which resulted in lower average balance growth and delayed the lift in net interest income to subsequent periods. Average total loans increased $278.3 million, or 12.2 percent, to $2.55 billion compared with the same quarter a year ago. The purchased loans mentioned above contributed $106.8 million toward the growth in average loan balances for the quarter.

As part of its growth strategy, First Charter entered the Raleigh market by opening a loan production office in the first quarter of 2005 and by introducing teams to originate mortgage and construction loans to individuals and residential builders. In addition, the Corporation anticipates offering consumer loans in the Raleigh market later this year.

“Raleigh is one of the most attractive growth markets in the Carolinas and the southeast,” commented Bob James, President and CEO of First Charter Bank. “We have achieved great success in both mortgage and construction lending in the Charlotte area, especially with home builders. Our expansion into Raleigh allows us to leverage our sales experience and operational efficiencies.”

“In addition, we have taken several steps recently to improve our commercial loan growth. We established a small business loan program and strengthened our emphasis on traditional commercial and industrial (C & I) lending,” commented James. “We have hired six new commercial relationship officers with proven track records and established relationships with businesses in our markets.”

Noninterest Deposit Balances Continue To Build

First Charter’s CHecking Account Marketing Program (CHAMP) continued to attract new customers and generate deposits in the first quarter. Noninterest bearing deposits grew by $49.9 million or 14.1 percent from the same period a year ago. Contributing to the growth, 11,392 new checking accounts were opened, representing a 10.8 percent increase over the same period in 2004. This program is designed to develop new customer relationships, shift First Charter’s funding mix towards lower-cost funding sources and generate additional fee income opportunities.

“Our CHAMP program is off to a strong start in 2005, with the rate of account openings significantly outpacing 2004,” James noted. “Growing checking account customers is an essential element of our Community Banking Model.”

During the first quarter, valuable transaction deposits (defined as money market, demand deposit and savings accounts) increased over both year-earlier and previous quarter levels. Compared to a year-ago, transaction deposits are up 1.3 percent, including a 14.1 percent, or $49.9 million increase in noninterest bearing deposits. This growth was offset by a 10.0 percent, or $50.6 million, decline in money market deposits. Savings account balances grew $18.0 million, or 4.0 percent, over the same period.

Total average deposits increased $193.1 million, or 7.9 percent, to $2.63 billion compared to the same quarter a year ago. Transaction deposits increased $62.8 million or 5.1 percent. Certificates of deposit (CDs) also grew with an $83.8 million increase in wholesale CDs and a $50.0 million increase in retail CDs.

Net Interest Margin Impacted by Wholesale Borrowing Costs

The net interest margin on a tax equivalent basis decreased to 3.06 percent in the first quarter of 2005 from 3.19 percent for the same period in 2004, while net interest income increased $0.2 million, or 0.7 percent, to $30.6 million compared to the first quarter of 2004.

The net interest margin was negatively impacted by a 56 basis point increase in the cost of interest bearing liabilities and an increase in the volume of interest bearing liabilities, specifically time deposit and other borrowings. Partially offsetting this increase was a 35 basis point increase in earning asset yields.

Specifically, the cost of interest bearing liabilities was impacted by a 93 basis point increase in wholesale borrowing costs and a 34 basis point increase in deposit yields.

Over the same period, loan yields have improved by 62 basis points, while investment securities yields have declined by 21 basis points.

The securities portfolio decreased $182.5 million, or 11.2 percent, to $1.44 billion at March 31, 2005 as compared to $1.62 billion a year earlier. The average balance of securities-available-for-sale decreased $29.2 million compared to the same quarter a year ago. The reduction in the securities portfolio was due to the Corporation’s execution of its previously disclosed strategy to redeploy portfolio sale proceeds primarily into ARM loans. These ARM loans have similar average lives and a higher yield than the securities sold.

Noninterest Income Benefits From Greater Fee Revenue

Noninterest income increased $1.1 million, or 7.8 percent, to $15.8 million compared to the first quarter of 2004.

The increase was primarily due to a $0.6 million increase in service charges, a $0.6 million increase in other noninterest income related to growth in ATM, debit card and other miscellaneous fees, and a $0.5 million increase in insurance service income primarily due to the integration of a recently purchased insurance agency and a $0.1 million increase in contingency income. These gains were partially offset by a $0.4 million reduction in securities sale gains and a $0.2 million reduction in property sale gains. For the quarter, securities sales registered a net loss of $49 thousand and property sale gains totaled $0.5 million.

Noninterest Expenses Impacted by One-Time Costs

Noninterest expense increased $0.6 million, or 2.0 percent, to $28.9 million compared to the first quarter of 2004. Significant contributors to the increase included a one-time $1.0 million expense associated with the previously disclosed former CFO’s retirement from the Corporation and a one-time $0.2 million charge incurred in the Corporation’s financial management business. In addition, data processing expenses increased $0.5 million due to increased debit card processing and software maintenance expenses. These increases were partially offset by a $0.8 million decrease in professional fees primarily due to lower Sarbanes-Oxley Act compliance costs and lower expenses associated with the sale of higher risk mortgage loans in the first quarter of 2004 that did not recur in 2005.

Efficiency Ratio Improves

The efficiency ratio decreased to 61.4 percent compared to 62.6 percent for the first quarter of 2004. The calculation of the efficiency ratio excludes the impact of securities sales.

Customer Satisfaction Reaches New Record

A record high 85 percent of branch customers reported they were “Very Satisfied” with service at First Charter. This satisfaction score, gathered through an independent survey of 1,500 customers each quarter, represents the highest score attained since the measurement program began in 2001. The national average for customer satisfaction with commercial banks, as reported in the American Banker/Gallup 2004 Consumer Survey, is 58 percent “Very Satisfied”.

“First Charter is very serious about delivering exceptional service each and every day,” commented Bob James. “And our customers tell us we’re excelling at it.”

Asset Quality Trends Continue To Improve

Asset quality trends continue to be solid. Net charge-offs were reduced significantly, falling to 21 basis points of average total loans in the first quarter of 2005 from 41 basis points in the same quarter a year-ago and 30 basis points in the fourth quarter of 2004.

	Asset Quality Ratios
	March 31	December 31	September 30	June 30	March 31
	2005	2004	2004	2004	2004
Past Due
Past due loans over 30 days as a percentage of loans	0.51%	0.51%	0.61%	0.47%	0.64%

Nonaccrual Loans
Nonaccrual loans as a percentage of loans	0.34%	0.57%	0.59%	0.53%	0.52%

Nonperforming Assets
Nonperforming assets as a percentage of loans and other real estate owned	0.62%	0.73%	0.79%	0.79%	0.79%

Charge-offs
Net charge-offs as a percentage of average loans-annualized	0.21%	0.30%	0.13%	0.29%	0.41%

Allowance for Loan Losses
Allowance for loan losses as a percentage of loans	1.02%	1.10%	1.11%	1.11%	1.13%
Allowance for loan losses as a percentage of nonaccrual loans	296%	192%	189%	208%	217%

Nonperforming assets totaled $16.9 million at March 31, 2005, representing a $1.1 million decrease from a year ago and a $0.9 million decrease from December 31, 2004. The ratio of nonperforming assets to total loans and other real estate owned fell to 62 basis points at March 31, 2005, compared to 79 basis points a year-ago, and 73 basis points on December 31, 2004.

The allowance for loan losses to average total loans was 1.02 percent in the first quarter of 2005, representing a reduction from 1.10 percent in the previous quarter and 1.13 percent in the same quarter a year-ago. The provision for loan losses decreased to $1.9 million for the three months ended March 31, 2005 compared to $3.0 million for the same year ago period. Both the lower allowance for loan loss ratio and the reduction in provision expense are related to the increased proportion of lower-risk mortgage loans in the loan portfolio and the Corporation’s improved credit quality trends.

Conference Call and 2005 Update

The First Charter executive management team will be available via telephone conference to discuss the contents of this press release, as well as an update on strategic plans for 2005 on Tuesday, April 19, 2005 at 10:00 a.m. EDT. The following table outlines access information for the conference call and internet/audio replay:

	US/Canada Participants	International Participants

Live Conference Call	800-379-3953	706-679-5254
	ID # 5345593	ID # 5345593

Internet Live and Replay	www.FirstCharter.com	www.FirstCharter.com
	“Investor Relations” section	“Investor Relations” section
	SHOW # 226200	SHOW # 226200

Audio Replay	800-642-1687	706-645-9291
	ID # 5345593	ID # 5345593

Corporate Profile

First Charter Corporation is a regional financial services company with assets of $4.5 billion and is the holding company for First Charter Bank. First Charter operates 53 financial centers, seven insurance offices and 110 ATMs located in 18 counties throughout the piedmont and western half of North Carolina. First Charter also operates loan origination offices in Raleigh, NC and Reston, VA. First Charter provides businesses and individuals with a broad range of financial services, including banking, financial planning, funds management, investments, insurance, mortgages and a full array of employee benefit programs. Additional information about First Charter may be found by visiting www.FirstCharter.com or by calling 1-800-601-8471. First Charter’s common stock is traded under the symbol “FCTR” on the NASDAQ National Market.

Forward Looking Statements

This news release contains forward looking statements with respect to the financial conditions and results of operations of First Charter Corporation. These forward looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the following possibilities: (1) projected results in connection with the implementation of our business plan and strategic initiatives are lower than expected; (2) competitive pressure among financial services companies increases significantly; (3) costs or difficulties related to the integration of acquisitions or expenses in general are greater than expected; (4) general economic conditions, in the markets in which the Corporation does business, are less favorable than expected; (5) risks inherent in making loans, including repayment risks and risks associated with collateral values, are greater than expected; (6) changes in the interest rate environment reduce interest margins and affect funding sources; (7) changes in market rates and prices may adversely affect the value of financial products; (8) legislation or regulatory requirements or changes thereto adversely affect the businesses in which the Corporation is engaged; (9) regulatory compliance cost increases are greater than expected; and (10) the passage of future tax legislation, or any negative regulatory, administrative or judicial position, may adversely impact the Corporation. For further information and other factors which could affect the accuracy of forward looking statements, please see First Charter’s reports filed with the SEC pursuant to the Securities Exchange Act of 1934 which are available at the SEC’s website (www.sec.gov) or at First Charter’s website (www.FirstCharter.com). Readers are cautioned not to place undue reliance on these forward looking statements, which reflect management’s judgments only as of the date hereof. The Corporation undertakes no obligation to publicly revise those forward looking statements to reflect events and circumstances that arise after the date hereof.

(Selected financial information is attached)

First Charter Corporation and Subsidiaries Quarterly Earnings Release	(NASDAQ: FCTR)

	As of / For the Three Months Ended		Increase (Decrease)
(Dollars in thousands, except per share data)	3/31/2005	3/31/2004	Amount	Percentage
BALANCE SHEET
ASSETS:
Cash and due from banks	$110,745	$75,040	$35,705	47.6%
Federal funds sold	1,951	1,723	228	13.2
Interest earning bank deposits	5,507	17,951	(12,444)	(69.3)
Securities available for sale	1,440,494	1,622,967	(182,473)	(11.2)
Loans held for sale	6,006	17,969	(11,963)	(66.6)
Loans
Commercial Real Estate	774,088	749,355	24,733	3.3
Commercial Non Real Estate	210,990	210,010	980	0.5
Construction	347,877	346,109	1,768	0.5
Mortgage	582,893	288,505	294,388	102.0
Consumer	310,690	271,686	39,004	14.4
Home equity	477,884	414,410	63,474	15.3

Total loans	2,704,422	2,280,075	424,347	18.6
Less: Unearned income	(232)	(209)	(23)	11.0
Allowance for loan losses	(27,483)	(25,736)	(1,747)	6.8

Loans, net	2,676,707	2,254,130	422,577	18.7

Other assets	271,643	258,081	13,562	5.3

Total assets	$4,513,053	$4,247,861	$265,192	6.2%

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Deposits
Noninterest-bearing deposits	$402,986	$353,133	$49,853	14.1%
Interest checking and savings	472,063	454,024	18,039	4.0
Money market deposits	455,870	506,504	(50,634)	(10.0)
Retail certificates of deposit	971,199	906,578	64,621	7.1
Wholesale certificates of deposit	400,590	287,203	113,387	39.5

Total deposits	2,702,708	2,507,442	195,266	7.8
Other borrowings	1,451,756	1,377,374	74,382	5.4
Other liabilities	46,335	54,308	(7,973)	(14.7)

Total liabilities	4,200,799	3,939,124	261,675	6.6

Total shareholders’ equity	312,254	308,737	3,517	1.1

Total liabilities and shareholders’ equity	$4,513,053	$4,247,861	$265,192	6.2%

SELECTED AVERAGE BALANCES
Loans and loans held for sale	$2,551,876	$2,273,575	$278,301	12.2%
Securities	1,560,874	1,590,083	(29,209)	(1.8)
Interest earning assets	4,122,175	3,884,954	237,221	6.1
Assets	4,439,768	4,210,401	229,367	5.4
Noninterest bearing deposits	372,861	331,496	41,365	12.5
Deposits	2,629,795	2,436,673	193,122	7.9
Other borrowings	1,443,909	1,430,127	13,782	1.0
Interest bearing liabilities	3,700,843	3,535,305	165,538	4.7
Shareholders’ equity	316,476	303,722	12,754	4.2

	As of / For the Quarter Ended
	3/31/2005	12/31/2004	9/30/2004	6/30/2004	3/31/2004

MISCELLANEOUS INFORMATION
Common stock prices (daily close)
High	$25.74	$28.11	$24.50	$21.89	$21.68
Low	22.33	25.00	20.86	20.05	19.52
End of period	22.59	26.17	24.17	21.79	21.14
Book Value	10.31	10.47	10.35	9.53	10.38
Market Capitalization	683,929,554	786,519,880	720,988,635	648,666,205	628,876,525
Weighted average shares — basic	30,234,683	29,973,996	29,810,917	29,763,619	29,738,553
Weighted average shares — diluted	30,630,601	30,605,826	30,231,191	30,067,462	30,029,056
End of period shares outstanding	30,275,766	30,054,256	29,829,898	29,768,986	29,748,180

First Charter Corporation and Subsidiaries Quarterly Earnings Release	(NASDAQ: FCTR)

	As of / For the Quarter Ended
(Dollars in thousands, except per share data)	3/31/2005	12/31/2004	9/30/2004	6/30/2004	3/31/2004

BALANCE SHEET
ASSETS:
Cash and due from banks	$110,745	$90,238	$98,000	$94,749	$75,040
Federal funds sold	1,951	1,589	2,080	1,960	1,723
Interest earning bank deposits	5,507	6,184	9,259	19,513	17,951
Securities available for sale	1,440,494	1,652,732	1,630,655	1,604,585	1,622,967
Loans held for sale	6,006	5,326	5,468	26,768	17,969
Loans
Commercial Real Estate	774,088	776,474	788,539	768,637	749,355
Commercial Non Real Estate	210,990	212,031	210,214	208,587	210,010
Construction	347,877	332,264	345,178	332,031	346,109
Mortgage	582,893	347,606	331,249	315,005	288,505
Consumer	310,690	304,151	290,569	276,236	271,686
Home equity	477,884	467,166	459,527	447,739	414,410

Total loans	2,704,422	2,439,692	2,425,276	2,348,235	2,280,075
Less: Unearned income	(232)	(291)	(301)	(197)	(209)
Allowance for loan losses	(27,483)	(26,872)	(26,859)	(26,052)	(25,736)

Loans, net	2,676,707	2,412,529	2,398,116	2,321,986	2,254,130

Other assets	271,643	263,007	265,466	269,652	258,081

Total assets	$4,513,053	$4,431,605	$4,409,044	$4,339,213	$4,247,861

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Deposits
Noninterest-bearing deposits	$402,986	$377,793	$368,156	$368,738	$353,133
Interest checking and savings	472,063	468,292	448,799	450,950	454,024
Money market deposits	455,870	478,314	544,663	563,523	506,504
Retail certificates of deposit	971,199	967,884	877,541	888,784	906,578
Wholesale certificates of deposit	400,590	317,563	317,903	322,770	287,203

Total deposits	2,702,708	2,609,846	2,557,062	2,594,765	2,507,442
Other borrowings	1,451,756	1,449,736	1,482,340	1,410,481	1,377,374
Other liabilities	46,335	57,336	60,991	50,186	54,308

Total liabilities	4,200,799	4,116,918	4,100,393	4,055,432	3,939,124

Total shareholders’ equity	312,254	314,687	308,651	283,781	308,737

Total liabilities and shareholders’ equity	$4,513,053	$4,431,605	$4,409,044	$4,339,213	$4,247,861

SELECTED AVERAGE BALANCES
Loans and loans held for sale	$2,551,876	$2,444,827	$2,393,362	$2,339,435	$2,273,575
Securities	1,560,874	1,637,050	1,627,156	1,637,918	1,590,083
Interest earning assets	4,122,175	4,101,708	4,035,259	3,995,390	3,884,954
Assets	4,439,768	4,426,604	4,343,207	4,316,360	4,210,401
Noninterest bearing deposits	372,861	388,725	372,424	362,129	331,496
Deposits	2,629,795	2,614,161	2,586,524	2,547,909	2,436,673
Other borrowings	1,443,909	1,441,129	1,411,579	1,424,556	1,430,127
Interest bearing liabilities	3,700,843	3,666,565	3,625,679	3,610,337	3,535,305
Shareholders’ equity	316,476	312,122	296,539	296,699	303,722

First Charter Corporation and Subsidiaries Quarterly Earnings Release	(NASDAQ: FCTR)

	For the Three Months Ended		Increase (Decrease)
(Dollars in thousands, except per share data)	3/31/2005	3/31/2004	Amount	Percentage

INCOME STATEMENT
Interest income — taxable equivalent	$51,857	$45,768	$6,089	13.3%
Interest expense	20,708	14,857	5,851	39.4

Net interest income — taxable equivalent	31,149	30,911	238	0.8
Less: taxable equivalent adjustment	575	538	37	6.9

Net interest income	30,574	30,373	201	0.7
Provision for loan losses	1,900	3,000	(1,100)	(36.7)

Net interest income after provision for loan losses	28,674	27,373	1,301	4.8
Noninterest income	15,814	14,665	1,149	7.8
Noninterest expense	28,869	28,308	561	2.0

Income before income taxes	15,619	13,730	1,889	13.8
Income taxes	5,310	4,490	820	18.3

Net income	$10,309	$9,240	$1,069	11.6%

EARNINGS PER SHARE DATA
Basic	$0.34	$0.31	$0.03	9.7%
Diluted	0.34	0.31	0.03	9.7
Weighted average shares — basic	30,234,683	29,738,553
Weighted average shares — diluted	30,630,601	30,029,056
Dividends paid on common shares	$0.190	$0.185	$0.01	2.7%

PERFORMANCE RATIOS
Return on average assets	0.94%	0.88%
Return on average equity	13.21	12.24
Efficiency — taxable equivalent (*)	61.41	62.56

	For the Three Months Ended
	3/31/2005	3/31/2004
SCHEDULE OF SELECTED ITEMS INCLUDED IN EARNINGS
Noninterest income
(Loss) gain on sale of securities	$(49)	$326
Equity method investment loss	(58)	(224)
Trading gains	—	109
Gain on sale of properties	529	777
Noninterest expense
Separation agreement	1,010	—
Financial management charge	166	—

Notes:	Applicable ratios are annualized.

*-	Noninterest expense divided by the sum of taxable equivalent net interest income plus noninterest income less (loss) gain on sale of securities.

First Charter Corporation and Subsidiaries Quarterly Earnings Release	(NASDAQ: FCTR)

	As of / For the Quarter Ended
(Dollars in thousands, except per share data)	3/31/2005	12/31/2004	9/30/2004	6/30/2004	3/31/2004

INCOME STATEMENT
Interest income — taxable equivalent
Interest and fees on loans	$36,499	$34,426	$31,406	$29,373	$29,291
Interest on securities	15,306	16,137	16,144	16,032	16,430
Other interest income	52	87	44	42	47

Total interest income — taxable equivalent	51,857	50,650	47,594	45,447	45,768

Interest expense
Interest on deposits	10,514	9,690	8,916	8,619	8,125
Other interest expense	10,194	8,585	7,371	6,255	6,732

Total interest expense	20,708	18,275	16,287	14,874	14,857

Net interest income — taxable equivalent	31,149	32,375	31,307	30,573	30,911
Less: Taxable equivalent adjustment	575	565	512	541	538

Net interest income	30,574	31,810	30,795	30,032	30,373
Provision for loan losses	1,900	1,825	1,600	2,000	3,000

Net interest income after provision for loan losses	28,674	29,985	29,195	28,032	27,373

Noninterest income
Service charges on deposit accounts	6,236	6,832	6,781	6,346	5,605
Financial management income	1,580	1,199	1,602	1,545	1,502
(Loss) gain on sale of securities	(49)	296	1,267	494	326
Gain on sale of deposits and loans	—	—	339	—	—
Loss from equity method investments	(58)	(49)	—	(76)	(224)
Mortgage loan fees	394	359	365	596	428
Brokerage services income	802	628	612	902	970
Insurance services income	3,512	3,140	2,464	2,634	3,031
Bank owned life insurance	827	856	860	847	850
Gain on sale of properties	529	—	—	—	777
Other noninterest income	2,041	2,041	1,749	1,602	1,400

Total noninterest income	15,814	15,302	16,039	14,890	14,665

Noninterest expense
Salaries and employee benefits	15,569	14,323	14,779	14,368	15,023
Occupancy and equipment	4,381	4,495	4,115	4,379	4,237
Data processing	1,321	1,221	945	1,006	862
Marketing	1,080	966	1,141	1,126	1,118
Postage and supplies	1,208	1,178	1,204	1,306	1,271
Professional services	1,913	2,237	2,264	2,361	2,712
Telephone	528	501	496	507	494
Amortization of intangibles	131	135	111	96	118
Other noninterest expense	2,738	2,621	2,292	2,536	2,473

Total noninterest expense	28,869	27,677	27,347	27,685	28,308

Income before taxes	15,619	17,610	17,887	15,237	13,730
Income tax expense	5,310	6,051	6,499	4,982	4,490

Net income	$10,309	$11,559	$11,388	$10,255	$9,240

EARNINGS PER SHARE DATA
Basic	$0.34	$0.39	$0.38	$0.34	$0.31
Diluted	0.34	0.38	0.38	0.34	0.31
Dividends paid on common shares	0.190	0.190	0.190	0.185	0.185

PERFORMANCE RATIOS
Return on average assets	0.94%	1.04%	1.04%	0.96%	0.88%
Return on average equity	13.21	14.73	15.28	13.90	12.24
Efficiency — taxable equivalent (*)	61.41	58.41	59.35	61.56	62.56
Noninterest income as a percentage of total income	34.09	32.48	34.25	33.15	32.56
Equity as a percentage of total assets	6.92	7.10	7.00	6.54	7.27
Tangible equity as a percentage of total assets	6.41	6.58	6.49	6.02	6.74
Tier 1 Capital to Risk Adjusted Assets	9.89	10.08	9.92	9.92	10.04
Total Capital to Risk Adjusted Assets	10.78	10.99	10.84	10.85	11.00

	As of / For the Quarter Ended
	3/31/2005	12/31/2004	9/30/2004	6/30/2004	3/31/2004

SCHEDULE OF SELECTED ITEMS INCLUDED IN EARNINGS
Noninterest income
(Loss) gain on sale of securities	$(49)	$296	$1,267	$494	$326
Gain on sale of deposits and loans	—	—	339	—	—
Recovery on sale of overdraft deposit accounts	—	222	—	—	—
Equity method investment loss	(58)	(49)	—	(76)	(224)
Gain on sale of properties	529	—	—	—	777
Noninterest expense
Separation agreement	1,010	—	—	—	—
Financial management charge	166	—	—	—	—

Notes:	Applicable ratios are annualized.

*-	Noninterest expense divided by the sum of taxable equivalent net interest income plus noninterest income less (loss) gain on sale of securities.

First Charter Corporation and Subsidiaries Quarterly Earnings Release	(NASDAQ: FCTR)

	As of / For the Quarter Ended
(Dollars in thousands, except per share data)	3/31/2005		12/31/2004		9/30/2004		6/30/2004		3/31/2004

ASSET QUALITY ANALYSIS
Allowance for Loan Losses
Beginning balance	$26,872		$26,859		$26,052		$25,736		$25,607
Provision for loan losses	1,900		1,825		1,600		2,000		3,000
Allowance related to loans sold	—		—		(35)		—		(549)
Charge-offs	(1,918)		(2,063)		(1,432)		(2,475)		(2,582)
Recoveries	629		251		674		791		260

Net charge-offs	(1,289)		(1,812)		(758)		(1,684)		(2,322)

Ending balance	$27,483		$26,872		$26,859		$26,052		$25,736

Nonperforming Assets and Loans 90 days or more past due accruing interest
Nonaccrual loans	$9,282		$13,970		$14,237		$12,533		$11,845
Other real estate	7,648		3,844		4,962		6,159		6,199

Total nonperforming assets	16,930		17,814		19,199		18,693		18,044

Loans 90 days or more past due accruing interest	—		—		56		—		—

Total	$16,930		$17,814		$19,255		$18,693		$18,044

Asset Quality Ratios (*)
Nonaccrual loans as a percentage of total loans	0.34%		0.57%		0.59%		0.53%		0.52%
Nonperforming assets as a percentage of total assets	0.38		0.40		0.44		0.43		0.42
Nonperforming assets as a percentage of total loans and other real estate	0.62		0.73		0.79		0.79		0.79
Net charge-offs as a percentage of average loans (annualized)	0.21		0.30		0.13		0.29		0.41
Allowance for loan losses as a percentage of loans	1.02		1.10		1.11		1.11		1.13
Ratio of allowance for loan losses to:
Net charge-offs (annualized)	5.26	x	3.73	x	8.91	x	3.86	x	2.76	x
Nonaccrual loans	2.96		1.92		1.89		2.08		2.17

	As of / For the Three Months Ended				Increase (Decrease)
	3/31/2005		3/31/2004		Amount	Percentage

Allowance for Loan Losses
Beginning balance	$26,872		$25,607		$1,265	4.9%
Provision for loan losses	1,900		3,000		(1,100)	(36.7)
Allowance related to loans sold	—		(549)		549	(100.0)
Charge-offs	(1,918)		(2,582)		(664)	(25.7)
Recoveries	629		260		369	141.9

Net charge-offs	(1,289)		(2,322)		(1,033)	(44.5)

Ending balance	$27,483		$25,736		$1,747	6.8%

Asset Quality Ratios (*)
Net charge-offs as a percentage of average loans	0.21%		0.41%
Ratio of allowance for loan losses to net charge-offs	5.26	x	2.76	x

	For the Quarter Ended
	3/31/2005	12/31/2004	9/30/2004	6/30/2004	3/31/2004

ANNUALIZED INTEREST YIELDS / RATES (**)
Interest income:
Yield on loans and loans held for sale	5.80%	5.60%	5.22%	5.05%	5.18%
Yield on securities	3.92	3.94	3.97	3.92	4.13

Yield on interest earning assets	5.08	4.92	4.70	4.57	4.73

Interest expense:
Cost of interest bearing deposits	1.89	1.73	1.60	1.59	1.55
Cost of borrowings	2.82	2.37	2.08	1.77	1.89

Cost of interest bearing liabilities	2.25	1.98	1.79	1.66	1.69

Interest rate spread	2.83	2.94	2.91	2.91	3.04

Net yield on earning assets	3.06%	3.15%	3.10%	3.07%	3.19%

Notes:	Applicable ratios are annualized.

(*) -	Excludes loans held for sale.

(**) -	Fully taxable equivalent yields. The calculation of the yield on securities for 2004 has been adjusted to reflect a correction in the taxable equivalent adjustment.